Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Whom It May Concern:

We hereby consent to the use in this Registration Statement to form S-1 (File No. 333-267039) Amendment No. 1 of our audit opinion report dated November 28, 2022, with respect to the audited financial statements of Cannabis Bioscience International Holdings, Inc. (formerly China Infrastructure Construction Corp) included in form S-1 for the period ended May 31, 2022. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/PWR CPA, LLP

PWR CPA, LLP

Houston, TX

January 13, 2023